Exhibit 23.1                                                                                                                                                                                                          Consent of Jorgensen & Co.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 20, 2007 on the May 31, 2008 audited financial statements for Mantra Venture Group Ltd. as included in the annual report on Form 10-K filed by Mantra Venture Group Ltd. on September 15, 2008.

/s/ Jorgensen & Co.
JORGENSEN & CO.
September 15, 2008